As filed with the Securities and Exchange Commission on October 26, 2021
Registration No. 333-240269
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Otis Worldwide Corporation
(Exact name of Registrant as specified in its charter)
Delaware	83-3789412
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Carrier Place
Farmington, Connecticut 06032
(860)-674-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Highland Holdings S.à r.l.
(Exact name of Registrant as specified in its charter)
Grand Duchy of Luxembourg	98-1507045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6, rue Jean Monnet
L-2180 Luxembourg
R.C.S. Luxembourg: B 237108
+352-427-171-3154
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Nora LaFreniere
Executive Vice President, Chief General Counsel & Corporate Secretary
Otis Worldwide Corporation
One Carrier Place
Farmington, Connecticut 06032
(860)-674-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Joshua R. Cammaker, Esq.
Victor Goldfeld, Esq.
Kathryn Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000 (Telephone)
(212) 403-2000 (Facsimile)
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the U.S. Securities Exchange Act of 1934.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Otis Worldwide Corporation:(1)
Common Stock	(3)	(3)	(3)	(3)
Debt Securities	(3)	(3)	(3)	(3)
Preferred Stock	(3)	(3)	(3)	(3)
Units	(3)	(3)	(3)	(3)
Warrants	(3)	(3)	(3)	(3)
Guarantees of Debt Securities of Highland Holdings S.à r.l.	(4)	N/A	N/A	(4)
Highland Holdings S.à r.l.:(2)
Debt Securities	(3)	(3)	(3)	(3)
(1)
The securities of each class may be offered and sold by Otis Worldwide Corporation (“Otis”) or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from Otis, or from one or more underwriters, dealers or agents.

(2)	Debt securities may be offered and sold by Highland Holdings S.à r.l. (“Highland”) from time to time.
(3)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, as well as securities or shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(4)
Otis will fully and unconditionally guarantee the obligations of Highland under its debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-240269) (the “Registration Statement”) of Otis Worldwide Corporation (“Otis”). This Post-Effective Amendment No. 1 is being filed for the purpose of: (1) amending and restating the base prospectus of Otis that forms a part of the Registration Statement to (a) add Highland Holdings S.à r.l. (“Highland”), an indirect wholly-owned subsidiary of Otis, as a registrant and register debt securities of Highland, (b) add guarantees by Otis of such debt securities of Highland pursuant to Rule 413(b) under the Securities Act, and (c) to update certain other information in such base prospectus and in Part II of the Registration Statement; and (2) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

OTIS WORLDWIDE CORPORATION
Common Stock
Debt Securities
Preferred Stock
Units
Warrants
HIGHLAND HOLDINGS S.À R.L.
Debt Securities
fully and unconditionally guaranteed by Otis Worldwide Corporation
Otis Worldwide Corporation (“Otis”) may offer and sell, from time to time, its common stock, debt securities, preferred stock, unit or warrants or such securities may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.
Highland Holdings S.à r.l. (“Highland”), an indirect wholly-owned consolidated subsidiary of Otis, may offer and sell, from time to time, its debt securities, which will be fully and unconditionally guaranteed by Otis.
The applicable issuer will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.
Otis’ common stock is listed on the New York Stock Exchange under the symbol “OTIS.”
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in the securities of Otis and Highland involves risks. You should carefully consider the risk factors referred to on page 8 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in Otis’ or Highland’s securities.
None of the U.S. Securities and Exchange Commission (the “SEC”), the Luxembourg Financial Sector Supervisory Authority (the Commission de Surveillance du Secteur Financier) or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus does not constitute a prospectus within the meaning of the EU Prospectus Regulation or the Luxembourg law dated July 16, 2019 on prospectuses for securities (Loi relative aux prospectus pour valeurs mobilières). No offer of securities of Highland to the public is made, or will be made, that requires the publication of a prospectus pursuant to the EU Prospectus Regulation. This document has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Regulation. For these purposes, the EU Prospectus Regulation means Regulation 2017/1129/EU of the European Parliament and of the Council of June 14, 2017, as amended.
For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915, on commercial companies, as amended will not apply in respect of the debt securities issued by Highland.
Prospectus dated October 26, 2021.

i

ABOUT OTIS WORLDWIDE CORPORATION
Otis Worldwide Corporation (“Otis”) is the world’s leading elevator and escalator manufacturing, installation and service company. Our operations are classified into two segments: New Equipment and Service. Through the New Equipment segment, we design, manufacture, sell and install a wide range of passenger and freight elevators, as well as escalators and moving walkways, for residential and commercial building and infrastructure projects. The Service segment provides maintenance and repair services for both our products and those of other manufacturers, and provides modernization services to upgrade elevators and escalators.
Otis (New York Stock Exchange: OTIS) is a Delaware corporation. On November 26, 2018, United Technologies Corporation, subsequently renamed to Raytheon Technologies Corporation on April 3, 2020 (“UTC”), announced its intention to spin-off its Otis reportable segment and its Carrier reportable segment into two separate publicly-traded companies (the “Separation”). On April 3, 2020, Otis became an independent publicly-traded company through a pro-rata distribution of 0.5 shares of Common Stock for every share of UTC common stock held at the close of business on the record date of March 19, 2020 (the “Distribution”). Otis began to trade as a separate public company on April 3, 2020.
Otis’ principal executive offices are located at One Carrier Place, Farmington, Connecticut 06032, and its telephone number at that location is (860) 674-3000.
ABOUT HIGHLAND HOLDINGS S.À R.L.
Highland Holdings S.à r.l. (“Highland”) is a private limited liability company (société à responsabilité limitée) incorporated on August 16, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B237108. Highland’s registered office is at 6, rue Jean Monnet, L-2180 Luxembourg, and its telephone number is +352-427-171-3154.
All of the outstanding shares of Highland are owned indirectly by Otis.
Highland’s principal purposes, as specified in its governing documents, may be summarized as follows: the direct and indirect acquisition, holding, development and management of certain of Otis’ Luxembourg and/or foreign entities. This includes the provision of financial assistance to the entities in which Highland holds interests, such as making loans and guaranteeing debt or other securities; using its funds to invest in real estate, intellectual property rights or other assets; borrowing funds and issuing bonds or notes; and carrying out other commercial, industrial or financial activities it deems useful in or appropriate to its purposes. Highland also may hold any position as, and exercise the functions of, general partner, manager or director in any company with a registered office in the Grand Duchy of Luxembourg that belongs to the same group of companies as Highland.
Highland has subsidiaries in multiple jurisdictions. For more information, see below under “Summarized Financial Information.”

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the SEC under a “shelf” registration process. Under this shelf registration process, Otis and/or certain selling securityholders may, from time to time, offer and sell, either separately or together, common stock, debt securities, preferred stock units and/or warrants in one or more offerings, and Highland may, from time to time, offer and sell debt securities, which will be fully and unconditionally guaranteed by Otis.
Each time Otis, Highland and/or any selling securityholder offers and sells securities, it will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus and any prospectus supplement may contain summaries of certain provisions contained in documents described in this prospectus or any prospectus supplement. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by Otis or Highland with the SEC. Neither Otis nor Highland has authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of Otis or Highland or to which Otis or Highland may have referred you. Neither Otis nor Highland takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither Otis nor Highland has authorized any other person to provide you with different or additional information, and is not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Otis’ and Highland’s business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION
Otis files annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information Otis has filed with the SEC by reference to file number 001-39221. Such documents, reports and information are also available on Otis’ website: www.otis.com. Information on Otis’ website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.
This prospectus does not contain or incorporate by reference separate financial statements for Highland because Highland is a subsidiary of Otis that is indirectly wholly-owned by Otis, and Otis files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The financial condition, results of operations and cash flows of Highland are consolidated in the financial statements of Otis.
The SEC allows issuers to “incorporate by reference” the information filed with it, which means that Otis and Highland can disclose important information to you by referring you to those documents. The information that Otis and Highland incorporate by reference is an important part of this prospectus, and later information that Otis and Highland file with the SEC will automatically update and supersede this information. We also incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of the offering under this prospectus. The following documents are incorporated herein by reference:
1.	Otis’ Annual Report on Form 10-K for the year ended December 31, 2020;
2.
The portions of Otis’ Definitive Proxy Statement filed on March 12, 2021, pursuant to Section 14 of the Exchange Act that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2020;

3.	Otis’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on April 28, 2021, July 28, 2021 and October 26, 2021, respectively;
4.	Otis’ Current Reports on Form 8-K (File No. 001-39221) filed on January 11, 2021 (Film No. 21519559), March 11, 2021, April 29, 2021 and September 23, 2021 (Item 1.01 only); and
5.	The description of Otis’ common stock contained in the information statement filed as Exhibit 99.1 to Otis’ Current Report on Form 8-K (File No. 001-39221) filed on March 16, 2020.
Otis will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:
Otis Worldwide Corporation
Investor Relations
One Carrier Place
Farmington, Connecticut 06032
(860) 674-3000
You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. Neither Otis nor Highland is making an offer of the securities in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and other materials Otis and Highland have filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “goals” and other words of similar meaning in connection with a discussion of future operating or financial performance or the Separation (as defined below) from UTC. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, R&D spend, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions of Otis and Highland, including synergies or customer cost savings, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis and Highland claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•
the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the coronavirus outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of Otis’ customers and suppliers;

•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of indebtedness, capital spending and research and development spending;
•	future availability of credit and factors that may affect such availability, including credit market conditions and Otis’ capital structure;
•
the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;

•	fluctuations in prices and delays and disruption in delivery of materials and services from suppliers;
•	cost reduction or containment actions, restructuring costs and related savings and other consequences thereof;
•	new business and investment opportunities;
•	the anticipated benefits of moving away from diversification and balance of operations across product lines, regions and industries;
•	the outcome of legal proceedings, investigations and other contingencies;
•	pension plan assumptions and future contributions;
•	the impact of the negotiation of collective bargaining agreements and labor disputes;
•
the effect of changes in political conditions in the U.S., including the new U.S. administration, and other countries in which Otis and its businesses operate, including China's response to the new U.S. administration and the United Kingdom’s recent withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;

•
the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate;

•	the ability of Otis and its businesses to retain and hire key personnel;
•
the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs;

•	the expected benefits of the Separation and the timing thereof;
•	a determination by the Internal Revenue Service and other tax authorities that the Separation or certain related transactions should be treated as taxable transactions;
•	the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the Separation will exceed Otis’ estimates; and
•
the impact of the Separation on Otis’ businesses and Otis’ resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors.” In addition, Otis discusses certain of these matters more fully, as well as certain other factors that may affect its business operations, financial condition and results of operations, in its filings with the SEC, including its Registration Statement on Form 10, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

SUMMARIZED FINANCIAL INFORMATION
The following tables set forth summarized financial information of each of Otis and Highland on a standalone basis, which does not include the consolidated impact of the assets, liabilities, and financial results of its subsidiaries except as noted on the tables below; nor does it include any impact of any intercompany eliminations as there were no intercompany transactions between Otis and Highland. This summarized financial information has been prepared and presented pursuant to the Securities and Exchange Commission Regulation S-X Rule 13-01, “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities”.
The debt securities to be issued by Highland will be guaranteed on an unsecured, unsubordinated basis by Otis, the parent company of Highland (the “parent guarantor”). Otis’ guarantee will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The other subsidiaries of Otis (the “non-guarantor subsidiaries”) are not registering guarantees of Highland’s debt securities. For a brief description of the general terms of the debt securities that Highland may offer and the guarantees that Otis, the parent guarantor, may offer, see the information under the heading “Description of Debt Securities of Highland Holdings S.à r.l.” and “Description of Guarantees of Otis Worldwide Corporation” in this prospectus. A prospectus supplement or other type of offering document or supplement will further contain specific information about the terms of the particular debt securities being offered. Holders of the guaranteed registered debt securities issued by Highland will have a direct claim only against Highland, as issuer, and Otis, as guarantor.
The following tables present summarized income statement information in U.S. Dollars for the nine months ended September 30, 2021 and the year ended December 31, 2020 (in thousands), and summarized balance sheet information as of September 30, 2021 and December 31, 2020. The same accounting policies as described in Note 1 to the consolidated financial statements included in Otis’ Annual Report on Form 10-K for the year ended December 31, 2020 are used by Otis and each of its subsidiaries, including Highland, in connection with the summarized financial information presented below. The following tables should be read in conjunction with the consolidated financial statements of Otis and the notes related thereto, and the financial and operating data of Otis, incorporated by reference in this prospectus.
	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Otis Statement of Operations (in thousands)
Revenue	$—	$—
Cost of revenue(s)	—	—
Operating expenses	10,662	9,725
Income from consolidated subsidiaries	18,833	4,278
Income (loss) from operations excluding income from consolidated subsidiaries	(15,402)	(1,987)
Net income (loss) excluding income from consolidated subsidiaries	(91,875)	(99,965)
	As of September 30, 2021	As of December 31, 2020
Otis Balance Sheet (in thousands)
Current assets (excluding intercompany receivables from non-guarantors)	$126,185	$306,640
Intercompany receivables from non-guarantors	—	—
Noncurrent assets, investments in consolidated subsidiaries	1,256,222	1,348,339
Noncurrent assets (excluding investments in consolidated subsidiaries)	61,796	61,547
Current liabilities (intercompany payables to non-guarantors)	1,363,428	138,811
Current liabilities (excluding intercompany payables to non-guarantors)	47,296	720,965
Noncurrent liabilities	5,723,852	5,539,754

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Highland Statement of Operations (in thousands)
Revenue	$—	$—
Cost of revenue(s)	—	—
Operating expenses	52	227
Income from consolidated subsidiaries	502,712	445,361
Income (loss) from operations excluding income from consolidated subsidiaries	3	(245)
Net income (loss) excluding income from consolidated subsidiaries	(442)	(1,340)
	As of September 30, 2021	As of December 31, 2020
Highland Balance Sheet (in thousands)
Current assets (excluding intercompany receivables from non-guarantors)	$11	$1
Intercompany receivables from non-guarantors	124,275	86,622
Noncurrent assets (investments in consolidated subsidiaries)	11,251,398	11,250,689
Noncurrent assets (excluding investments in consolidated subsidiaries)	—	—
Current liabilities (excluding intercompany payables from non-guarantors)	960	1,133
Current liabilities	304,416	318,027
Noncurrent liabilities	—	—

RISK FACTORS
You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” included in the information statement filed with the SEC as part of Otis’ registration statement on Form 10, as amended, which was originally publicly filed on February 7, 2020 and subsequently amended, and under the caption “Risk Factors” in any of Otis’ subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS
The net proceeds from the sales of the securities will be set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement specifies otherwise, Otis will not receive any of the proceeds from a sale of securities by any selling securityholder.

PLAN OF DISTRIBUTION
Otis, Highland and/or any selling securityholders may sell securities, separately or in combination, in one or more of the following ways:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; or
•	directly to investors.
The securities Otis, Highland and/or the selling securityholders distribute by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Otis and/or Highland may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If Otis and/or Highland sells securities to underwriters, it may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from the applicable issuer in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation the applicable issuer pays to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
Otis and/or Highland may solicit offers to purchase securities directly from the public from time to time. Otis and/or Highland may also designate agents from time to time to solicit offers to purchase securities from the public on their behalf. If required, the applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions the applicable issuer may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, Otis and/or Highland may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.
Underwriters, agents and dealers may be entitled, under underwriting or other agreements with Otis and/or Highland, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Unless otherwise stated in, or incorporated by reference into, a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.
Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for Otis and/or Highland in the ordinary course of their businesses.
The applicable prospectus supplement will disclose required information with respect to selling securityholders, if any.
DESCRIPTION OF COMMON STOCK, DEBT SECURITIES, PREFERRED STOCK, UNITS AND WARRANTS OF OTIS WORLDWIDE CORPORATION
The description of Otis’ common stock, preferred stock, units or warrants, as applicable, will be provided in a prospectus supplement. Otis’ Debt Securities will be issued under the Indenture, dated as of February 27, 2020 (as amended or supplemented). Each time Otis offers securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings Otis makes with the SEC under the Exchange Act, which are incorporated by reference herein.
DESCRIPTION OF DEBT SECURITIES OF HIGHLAND HOLDINGS S.À R.L.
Highlands’ debt securities will be issued under an Indenture, a form of which is attached hereto as Exhibit 4.2. Each time Highland offers securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings Otis or Highland makes with the SEC under the Exchange Act, which are incorporated by reference herein.
DESCRIPTION OF GUARANTEES OF OTIS WORLDWIDE CORPORATION
Otis will fully and unconditionally guarantee, on an unsecured, unsubordinated basis, Highland’s payment obligations under the debt securities, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.

ENFORCEMENT OF CIVIL LIABILITIES
HIGHLAND IS A PRIVATE LIMITED LIABILITY COMPANY INCORPORATED AND ORGANIZED UNDER THE LAWS OF LUXEMBOURG. CERTAIN OF THE MANAGERS (“GERANTS”) AND EXECUTIVE OFFICERS OF HIGHLAND ARE OR MAY NOT BE RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF OTIS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS, OR TO ENFORCE AGAINST SUCH PERSONS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. OTIS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN LUXEMBOURG AGAINST HIGHLAND AND/OR ITS EXECUTIVE OFFICERS AND MANAGERS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO COMPLIANCE WITH PRIVATE INTERNATIONAL LAW, AS INTERPRETED BY THE LUXEMBOURG COURTS.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for Otis and/or Highland by Wachtell, Lipton, Rosen & Katz, and particular matters with respect to Luxembourg law will be passed upon by NautaDutilh Avocats Luxembourg S.à r.l. Any underwriters will be represented by their own legal counsel.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Otis’ Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of Otis for the three-month periods ended March 31, 2021 and 2020, the six-month periods ended June 30, 2021 and 2020, and the nine-month periods ended September 30, 2021 and 2020 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 28, 2021, July 28, 2021 and October 26, 2021 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for each report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance of Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Otis Worldwide Corporation (“Otis”) and/or Highland Holdings S.à r.l. (“Highland”).
Filing Fee—Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue Sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous expenses	(2)
Total expenses	$ (2)
(1)
The registrants are registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any additional registration fees until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Otis Worldwide Corporation
Section 5.1 of Otis’ amended and restated bylaws requires Otis to indemnify and hold harmless, to the full extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”), each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of Otis, of any constituent corporation absorbed in a consolidation or merger or of a subsidiary of Otis, or serves or served as such or in a fiduciary capacity with another enterprise at the request of Otis, any such constituent corporation or a subsidiary of Otis. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareowners.
Section 145 of the DGCL further provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized by Otis’ amended and restated bylaws, Otis may purchase and maintain at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.
To the fullest extent permitted by the DGCL, Otis’ amended and restated certificate of incorporation provides that a director of Otis shall not be personally liable to Otis or its shareowners for monetary damages for breach of fiduciary duty as a director.
Highland Holdings S.à r.l.
The Articles of Association of Highland provide that managers may not be held personally liable by reason of their mandate for any commitment they have validly made in the name of Highland; provided that those commitments comply with the Articles of Association and Luxembourg law. Under Luxembourg law, a company may not indemnify its managers against any matter arising from a manager’s fraud, dishonesty, gross negligence or willful misconduct or any criminal actions.
Managers are agents of Highland and owe a duty of care and loyalty to Highland (as opposed to any individual shareholder), in whose interest they execute their mandate. The managers’ duty is to manage Highland to achieve the purpose of Highland, as defined in its Articles of Association. The managers of Highland are subject to various duties including the duty to act in good faith and the duty of information and investigation.

Under Luxembourg law, managers are liable to Highland in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the affairs of Highland. They are, in principle, not held personally liable for the indebtedness or other obligations of Highland. They will be jointly and severally liable both towards Highland and any third parties for damages resulting from the violation of the Luxembourg law of 10 August, 1915 on commercial companies, as amended, or the Articles of Association of Highland. They will be discharged from any such liability in the case of a violation to which they were not a party; provided that no misconduct is attributable to them and they reported such violation at the first general meeting of shareholders after they acquired such knowledge. In addition, managers may, under specific circumstances, also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy, managers may be subject to specific criminal and civil liabilities, including the extension of the bankruptcy to the managers.
Luxembourg law considers the provisions relating to the managers’ liability to a company to be a matter of public policy (ordre public). As a result, Highland cannot exonerate a manager in advance of his or her liability to Highland being triggered. Similarly, Highland cannot hold a manager harmless for any such liability. However, Highland can hold managers harmless for their liability to third parties. Highland can also contract for directors and officers insurance for its managers to cover their liability to both Highland and third parties. Such insurance would, in principle, be valid, as it would only shift the monetary consequences of the managers’ liability, without affecting the right of Highland or of third parties to bring an action for breach of duty. Such insurance cannot cover willful misconduct, fraudulent acts or acts caused by gross negligence, as that would be contrary to public policy (ordre public), and such insurance would not cover fines and penalties related to criminal offences.

Item 16.	Exhibits
Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement for Common Stock
1.2*	Form of Underwriting Agreement for Debt Securities
1.3*	Form of Underwriting Agreement for Preferred Stock
1.4*	Form of Underwriting Agreement for Units
1.5*	Form of Underwriting Agreement for Warrants
2.1**
Separation and Distribution Agreement by and among United Technologies Corporation, Carrier Global Corporation and Otis Worldwide Corporation (filed as Exhibit 2.1 to the Current Report on Form 8-K on April 3, 2020 and incorporated herein by reference)

3.1(A)**	Certificate of Amendment (filed as Exhibit 3.1(A) to the Current Report on Form 8-K on April 3, 2020 and incorporated herein by reference)
3.1(B)**	Amended and Restated Certificate of Incorporation of Otis Worldwide Corporation (filed as Exhibit 3.1(B) to the Current Report on Form 8-K on April 3, 2020 and incorporated herein by reference)
3.2**	Amended and Restated By-Laws of Otis Worldwide Corporation (filed as Exhibit 3.2 to the Current Report on Form 8-K on April 3, 2020 and incorporated herein by reference)
3.3	Deed of Incorporation of Highland Holdings S.à r.l., dated as of 16 August 2019
3.4	Articles of Association of Highland Holdings S.à r.l., dated as of 8 October 2021
4.1**
Indenture for Debt Securities issued by Otis Worldwide Corporation, dated February 27, 2020, between Otis Worldwide Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form 10 on March 11, 2020 and incorporated herein by reference)

4.2	Form of Indenture for Debt Securities issued by Highland Holdings S.à r.l.
4.3*	Form of Debt Security
4.4*	Form of Certificate of Designation for Preferred Stock
4.5*	Form of Preferred Stock Certificate
4.6*	Form of Unit Agreement
4.7*	Form of Unit Certificate
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant Certificate
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
5.2	Opinion of NautaDutilh Avocats Luxembourg S.à r.l.
15.1	Awareness Letter of PricewaterhouseCoopers LLP
22.1	Subsidiary Issuer of Guaranteed Debt Securities
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of NautaDutilh Avocats Luxembourg S.à r.l. (included in Exhibit 5.2)
24.1**	Power of Attorney of Otis Worldwide Corporation (previously filed as an exhibit to the Registration Statement)
24.2	Power of Attorney of Highland Holdings S.à r.l. (included in the signature page)
25.1**
Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture dated as of July 21, 2020 (filed as exhibit 25.1 to the Registration Statement on Form S-3ASR on July 31, 2020 and incorporated herein by reference)

25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee under the form of Indenture for Debt Securities issued by Highland Holdings S.à r.l.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed.

Item 17.	Undertakings
The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the respective registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the respective undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the respective undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the respective undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the respective undersigned registrant or used or referred to by respective undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the respective undersigned registrant or its securities provided by or on behalf of the respective undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the respective undersigned registrant to the purchaser.
(6)
That, for purposes of determining liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the respective registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Otis certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 26, 2021, in the City of Farmington, State of Connecticut.
OTIS WORLDWIDE CORPORATION

By:	/s/ Rahul Ghai
Rahul Ghai
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on October 26, 2021.
Signature	Title

*	Director, President and Chief Executive Officer (Principal Executive Officer)
Judith F. Marks

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Rahul Ghai

*	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Michael P. Ryan

*	Director
Jeffrey H. Black

*	Director
Kathy Hopinkah Hannan

*	Director
Shailesh G. Jejurikar

*	Director
Christopher J. Kearney

*	Director
Harold W. McGraw III

*	Director
Margaret M.V. Preston

*	Director
Shelley Stewart Jr.

*	Director
John H. Walker
*By:	/s/ Rahul Ghai
Rahul Ghai
Attorney-in-fact
[Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-240269)]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Highland certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 26 , 2021, in the City of Luxembourg City, Luxembourg.
HIGHLAND HOLDINGS S.À R.L.

By:	/s/ Bradley Thompson
Bradley Thompson
Principal Executive Officer
[Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-240269)]

POWER OF ATTORNEY
BE IT KNOWN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints BRADLEY THOMPSON, ELISE KONOVER and MICHAEL P. RYAN and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and otherwise, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 26, 2021.
Signature	Title

/s/ Bradley Thompson	Class A Manager (Principal Executive Officer)
Bradley Thompson

/s/ Michael P. Ryan	Class A Manager (Principal Financial Officer and Principal Accounting Officer)
Michael P. Ryan

/s/ Olivier Brabant	Class A Manager
Olivier Brabant

/s/ Johannes Jansen	Class A Manager
Johannes Jansen

/s/ Angela Fuentes	Class B Manager
Angela Fuentes

/s/ Anita Griotti	Class B Manager
Anita Griotti

/s/ Kristina Velicka	Class B Manager
Kristina Velicka

/s/ Elise Konover	Corporate Secretary
Elise Konover	(Authorized Representative in the United States)
[Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-240269)]